Exhibit 10.8

Sizzle Acquisition Corp.

4201 Georgia Avenue NW

Washington, DC 20011

September 30, 2021

EarlyBirdCapital, Inc.
366 Madison Ave 8th Floor
New York, NY 10017

Re:	Private Placement Shares

Gentlemen:

This letter agreement is being entered into by and between Sizzle Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc. (“EBC”), relating to the 70,000 shares of the Company’s common stock currently held by EBC (the “EBC Shares”). By executing below, EBC hereby agrees to the following:

1. It shall not transfer, assign or sell any EBC Shares (except to permitted transferees where the transferee agrees to be bound by the terms of this letter) without the prior consent of the Company, until the completion of the Company’s initial business combination;

2. It waives its conversion rights (or right to participate in any tender offer) with respect to the EBC Shares in connection with the completion of the Company’s initial business combination;

3. It waives its rights to liquidating distributions from the trust account with respect to the EBC Shares if the Company fails to complete the initial business combination within 15 months from the closing of the initial public offering; and

4. It waives any and all right, title, interest or claim of any kind in or to any distribution of the trust account (“Claim”) with respect to the EBC Shares.

The Company acknowledges and agrees that the EBC Shares shall be entitled to certain registration rights pursuant to a Registration Rights Agreement as described in the Company’s Registration Statement on Form S-1 (SEC File No. 333-254182) and that the Company entering into such Registration Rights Agreement with EBC is a material inducement to EBC executing this letter agreement.

[Signature Page Follows]

SIZZLE ACQUISITION CORP.

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	Chairman and Chief Executive Officer

Acknowledged and Agreed:

EARLYBIRDCAPITAL, INC.

By:	/s/ Steve Levine
Name:	Steve Levine
Title:	Chief Executive Officer